EXHIBIT 23.1

[PricewaterhouseCoopers Letterhead]


                                                    PRICEWATERHOUSECOOPERS LLP
                                                    CHARTERED ACCOUNTANTS
                                                    Mississauga Executive Centre
                                                    One Robert Speck Parkway
                                                    Suite 1100
                                                    Mississauga, Ontario
                                                    Canada L4Z 3M3
                                                    Telephone +1 905 949 7400
                                                    Facsimile +1 905 949 7415



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2001 (except for notes 1 and 17, which are dated as at April 2, 2001) relating to the financial statements which appear in Capital Environmental Resource Inc.'s Annual Report on Form 20-F for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Mississauga, Canada

April 29, 2002










Pricewaterhouse Coopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.